UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2020

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FIRST MID BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-13368	37-1103704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 CHARLESTON AVENUE

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 234-7454

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2020, First Mid Bancshares, Inc. (the "First Mid") and Eval Sub Inc., a newly formed Missouri corporation and wholly-owned subsidiary of First Mid ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with LINCO Bancshares, Inc., a Missouri corporation ("LINCO"), and the sellers as defined therein, pursuant to which, among other things, First Mid agreed to acquire 100% of the issued and outstanding shares of LINCO pursuant to a business combination whereby Merger Sub will merge with and into LINCO, whereupon the separate corporate existence of Merger Sub will cease and LINCO will continue as the surviving company and a wholly-owned subsidiary of First Mid (the "Merger").

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $1.00 per share, of LINCO issued and outstanding immediately prior to the effective time of the Merger (other than shares held in treasury by LINCO) will be converted into and become the right to receive, cash or shares of common stock, par value $4.00 per share, of First Mid and cash in lieu of fractional shares, less any applicable taxes required to be withheld, and subject to certain potential adjustments.  On an aggregate basis, the total consideration payable by First Mid at the closing of the Merger is $116.5 million in cash and 1,262,246 shares of First Mid common stock, provided that the shareholders of LINCO have collectively elected pursuant to the Merger Agreement to receive varying amounts of cash or shares of common stock of First Mid as consideration in the Merger.   In addition, immediately prior to the closing of the proposed merger, LINCO will pay a special dividend to its shareholders in the aggregate amount of $13 million.

It is anticipated that LINCO's wholly-owned bank subsidiary, Providence Bank ("Providence Bank"), will be merged with and into First Mid's wholly-owned bank subsidiary First Mid-Illinois Bank & Trust, N.A. ("First Mid Bank") at a date following completion of the Merger. At the time of the bank merger, Providence Bank's banking offices will become branches of First Mid Bank. As of June 30, 2020, Providence Bank had total consolidated assets of approximately $1.2 billion, loans of approximately $911 million and total deposits of approximately $908 million.

The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties' obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of LINCO and Providence Bank which are outside of the usual course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending completion of the Merger.

The Merger is anticipated to be completed in the first quarter of 2021, and is subject to the satisfaction of customary closing conditions in the Merger Agreement, the approval of the appropriate regulatory authorities, and the receipt of a written consent of the shareholders of LINCO approving the Merger within one business day of the entry into the Merger Agreement.  Such written consent has been received by the Company.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of, the contracting parties, and are qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding First Mid or LINCO, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First Mid, LINCO, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into the documents that First Mid will file with the Securities Exchange Commission ("SEC"), including in the Forms 10-K, Forms 10-Q and other documents that First Mid files with or furnishes to the SEC.

Item 7.01. Regulation FD Disclosure.

In connection with the execution of the Merger Agreement discussed in Item 1.01 above, First Mid and LINCO issued a joint press release on September 28, 2020.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

From time to time on and after September 28, 2020, First Mid and LINCO intend to provide supplemental information regarding the proposed transaction to analysts and investors in connection with certain presentations. A copy of the supplementary information is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Forward Looking Statements

This document may contain certain forward-looking statements about First Mid Bancshares, Inc. ("First Mid") and LINCO Bancshares, Inc., a Missouri corporation ("LINCO"), such as discussions of First Mid's and LINCO's pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and LINCO intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and LINCO, are identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and LINCO will not be realized or will not be realized within the expected time period; the risk that integration of the operations of LINCO with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to obtain the required stockholder approval; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and LINCO; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid's and LINCO's loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and LINCO; accounting principles, policies and guidelines; the severity, magnitude and duration of COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the government, businesses customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid's and LINCO's liquidity and capital positions, impair the ability of First Mid's and LINCO's borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid's and LINCO's financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid's financial results, are included in First Mid's filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among First Mid Bancshares, Inc., Eval Sub Inc., LINCO Bancshares, Inc., and the sellers as defined therein, dated September 25, 2020.
99.1	Press Release, dated September 28, 2020.
99.2	Investor/Analyst Presentation Materials, dated September 28, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Date: September 28, 2020	By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman, President and Chief Executive Officer